Exhibit 5.2

[GableGotwals Letterhead]
1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, Oklahoma 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875
January 26, 2012

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

Re:	Registration Statement on Form S-3

File No 333-177048 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the Company’s underwritten public offering of $700,000,000 aggregate principal amount of the Company’s 4.25% Senior Notes due 2022 (the “Securities”). The Securities are being issued under an Indenture, dated as of January 26, 2012 (the “Base Indenture” and, as amended and supplemented by the Supplemental Indenture (as subsequently defined herein), the “Indenture”), by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of January 26, 2012 (the “Supplemental Indenture”) by and among the Company and the Trustee.

In rendering the opinions set forth herein, we have examined and relied on originals or electronic, photostatic or reproduction copies of the following:

(a) the Registration Statement;

(b) the Indenture;

(c) the Securities;

(d) the Company’s Amended and Restated Certificate of Incorporation, as corrected; and

(e) the Company’s Amended and Restated Bylaws.

We have also examined originals or copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have

ONEOK, Inc.

January 26, 2012

assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified electronic, photostatic or reproduction copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Oklahoma.

2. The Company has the corporate power and authority to execute and deliver the Securities and perform its obligations thereunder.

3. The Securities have been duly authorized by the Company.

Our opinions expressed herein are subject to the following qualifications:

(i) Our opinions are limited to the laws of the State of Oklahoma, and we do not express any opinion as to the laws of any other jurisdiction, including without limitation the federal laws of the United States.

(ii) Our opinion in paragraph 1 is based solely on a certificate of the Secretary of State of Oklahoma, dated as of a recent date, as to the existence and good standing of the Company.

(iii) The opinions herein are limited to the matters expressly set forth in this letter, and no opinions are implied or may be inferred beyond the matters expressly so stated.

(iv) The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

ONEOK, Inc.

January 26, 2012

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder. This opinion letter may be relied upon by Fried, Frank, Harris, Shriver & Jacobson LLP, as if it were addressed to it, in rendering its opinions in connection with the offer and sale of the Securities.

Yours very truly,

/s/ GableGotwals